Exhibit 99.1

COMERICA DIRECTORS INCREASE QUARTERLY DIVIDEND

50 PERCENT TO 15 CENTS PER SHARE,

AUTHORIZE PURCHASE OF ADDITIONAL

SHARES OF COMMON STOCK TO EXECUTE CAPITAL PLAN

Comerica to Redeem Remaining

Trust Preferred Securities

DALLAS/April 24, 2012 – The Board of Directors of Comerica Incorporated today increased the quarterly cash dividend for common stock 50 percent to 15 cents ($0.15) per share. The dividend is payable July 1, 2012, to common stock shareholders of record June 15, 2012.

“The dividend increase reflects our company’s strong capital position and financial performance,” said Ralph W. Babb Jr., chairman and chief executive officer. “Also, we plan to continue our share repurchase activity consistent with the approved capital plan.”

These capital actions follow Comerica’s announcement on March 14, 2012, that the Federal Reserve had completed its 2012 capital plan review and did not object to the Comerica capital plan and capital distributions contemplated in the plan. Comerica’s capital plan provides for up to $375 million in equity repurchases for the period commencing the first quarter 2012 and ending the first quarter 2013. In conjunction with this plan, at its meeting today, the board increased the number of shares of common stock that Comerica is authorized to repurchase under its share repurchase program by approximately six million shares. This action is in addition to an existing authorization, bringing the total remaining common stock authorization to approximately 13 million shares. Shares will be purchased from time to time in the open market or otherwise. The shares may be held as treasury stock or retired.

Comerica today also announced that it has submitted a redemption notice to the trustee of Sterling Bancshares Capital Trust IV, which will result in the redemption on June 15, 2012 of all $25,000,000 of the floating rate capital securities issued by Sterling Bancshares Capital Trust IV at par, plus accrued and unpaid interest to the redemption date. The securities are callable under their existing arrangement. The redemption will be funded with existing available cash. Subsequent to the redemption, Comerica’s Tier 1 Capital will be comprised entirely of common equity.

Comerica Incorporated (NYSE: CMA) is a financial services company headquartered in Dallas, Texas, and strategically aligned by three business segments: The Business Bank, The Retail Bank, and Wealth Management. Comerica focuses on relationships, and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico. To receive e-mail alerts of breaking Comerica news, go to http://www.comerica.com/newsalerts.

Forward-looking Statements

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on course,” “trend,” “objective,” “looks forward” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; changes in Comerica’s credit rating; the interdependence of financial service companies; changes in regulation or oversight; unfavorable developments concerning credit quality; the acquisition of Sterling Bancshares, Inc., or any future acquisitions; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica’s customers; the implementation of Comerica’s strategies and business models, including the implementation of revenue enhancements and efficiency improvements; Comerica’s ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; operational difficulties, failure of technology infrastructure or information security incidents; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; competitive product and pricing pressures among financial institutions within Comerica’s markets; changes in customer behavior; management’s ability to maintain and expand customer relationships; management’s ability to retain key officers and employees; the impact of legal and regulatory proceedings; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; changes in accounting standards and the critical nature of Comerica’s accounting policies. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 12 of Comerica’s Annual Report on Form 10-K for the year ended December 31, 2011. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Wayne Mielke	Darlene Persons
(214) 462-4463	(214) 462-6831

Brittany Butler
(214) 462-6834